Exhibit 99.1

Exponent Reports Fourth Quarter and Fiscal Year 2005 Results

MENLO PARK, Calif., January 26, 2006 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the fourth quarter and year ended December 30, 2005.

For the fourth quarter of 2005, net income increased 38% to $2,710,000, or $0.31 per diluted share, as compared to $1,966,000, or $0.22 per diluted share, in the same period of 2004. Revenues for the quarter increased 11% to $38,958,000, as compared to $35,059,000 in the same period a year ago. Revenues before reimbursements increased 8% to $34,605,000, as compared to $32,049,000 last year.

For fiscal year 2005, net income increased by 18% to $14,186,000, or $1.62 per diluted share, as compared to $12,040,000, or $1.41 per diluted share, in the same period of 2004. Revenues for the full year increased 2% to $155,196,000, as compared to $151,509,000 in fiscal year 2004. Revenues before reimbursements increased 3% to $142,861,000 as compared to $138,718,000 last year.

“We are pleased with our financial performance for the quarter, where revenues before reimbursements, excluding defense technology development, increased 10% over the prior year,” commented Michael Gaulke, CEO and President. “Our civil engineering practice had a strong quarter, as we assisted clients with the aftermath of hurricanes Katrina and Rita. In our biomechanics practice, we continued to grow our business, working with clients in their medical device development as well as in accident injury analysis. While our defense technology development business was soft, as expected, we completed the delivery of 332 robots, which are currently being deployed in Iraq.

“2005 was highlighted by strong performance in our civil engineering, biomechanics, and food and chemicals practices. At the same time, we effectively managed our business and improved margins over the prior year. We generated $13.8 million in cash from operations and closed the year with $69 million in cash, cash equivalents and short-term investments. In the second half of the year, we realized success in our recruiting efforts, achieving a five percent increase in technical full-time equivalent employees.

“As we look to 2006, we remain committed to recruiting key personnel, and continuing to expand our business while focusing on strategic areas, including health sciences, construction and design consulting. We believe that our diversified offerings uniquely position Exponent for growth in 2006 and beyond. In addition, we will focus on further improving our operating results and continuing to create value for shareholders,” concluded Mr. Gaulke.

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, January 26, 2006, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 888-830-3976. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-642-1687 and entering the reservation #4245286.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physician, engineers, and business consultants brings together more than 70 technical disciplines to address complicated issues facing industry and government today. The firm’s consultants analyze failures and accidents to determine their causes and provide answers to help prevent such problems. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the effects of competitive services and pricing, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Factors That May Affect Future Operating Results and Market Price of Stock” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended December 30, 2005 and December 31, 2004

(in thousands, except per share data)

	Quarter Ended		Year Ended
	December 30, 2005	December 31, 2004	December 30, 2005	December 31, 2004
Revenues
Revenues before reimbursements	$34,605	$32,049	$142,861	$138,718
Reimbursements	4,353	3,010	12,335	12,791

Revenues	38,958	35,059	155,196	151,509

Operating expenses
Compensation and related expenses	23,519	21,420	93,963	90,760
Other operating expenses	4,686	4,884	18,618	18,801
Reimbursable expenses	4,353	3,010	12,335	12,791
General and administrative expenses	2,969	2,819	9,900	9,833

	35,527	32,133	134,816	132,185

Operating income	3,431	2,926	20,380	19,324

Other income
Interest income, net	388	172	1,205	471
Miscellaneous income, net	336	231	1,033	608

	724	403	2,238	1,079

Income before income taxes	4,155	3,329	22,618	20,403

Income taxes	1,445	1,363	8,432	8,363

Net income	$2,710	$1,966	$14,186	$12,040

Net income per share:
Basic	$0.33	$0.25	$1.75	$1.56
Diluted	$0.31	$0.22	$1.62	$1.41

Shares used in per share computations:
Basic	8,173	8,008	8,106	7,707
Diluted	8,845	8,738	8,769	8,537

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

December 30, 2005 and December 31, 2004

(in thousands)

	December 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$13,216	$4,680
Short-term investments	55,682	55,366
Accounts receivable, net	46,211	38,586
Prepaid expenses and other assets	2,900	2,674
Deferred income taxes	2,156	2,205

Total current assets	120,165	103,511

Property, equipment and leasehold improvements, net	29,839	30,211
Goodwill	8,607	8,607
Other assets	5,630	1,803

	$164,241	$144,132

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$4,136	$4,330
Accrued payroll and employee benefits	19,910	18,528
Deferred revenues	2,364	1,681

Total current liabilities	26,410	24,539

Other liabilities	3,487	1,484
Deferred rent	1,144	1,087

Total liabilities	31,041	27,110

Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	46,880	42,282
Deferred stock-based compensation	(1,917)	(907)
Accumulated other comprehensive (loss) income	(93)	114
Retained earnings	88,322	75,525

Total stockholders’ equity	133,200	117,022

	$164,241	$144,132